EXHIBIT 99.1

BAY NATIONAL CORPORATION                                JULY 22, 2003
PRESS RELEASE

For more information, please contact:
Hugh W. Mohler, Chairman & CEO                                      410-427-3707
Mark A. Semanie, Executive Vice President & CFO                     410-427-3715


            Bay National Corporation Announces Second Quarter Results

BALTIMORE, MD--July 22, 2003--Bay National Corporation (OTCBB:BANI), parent company of Bay National Bank, today reported significant growth for the quarter ended June 30, 2003.

Total assets at quarter-end of $123.2 million were up 95% from June 30, 2002. Deposits at June 30, 2003 were $109.4 million, an increase of 100% over June 30, 2002. Net loans grew to $86.9 million at June 30, 2003, up 78.5% from June 30, 2002.

Hugh W. Mohler, Bay National's Chairman and Chief Executive Officer stated, "We continued to experience strong growth throughout our core businesses, while our asset quality remained in excellent condition in spite of the economy; we are enormously proud of the work of all our associates in developing new business and expanding existing relationships."

"In spite of the challenges presented by the historically low interest rates, we are determined to remain focused on our key strategies without taking undue risk by extending our asset maturities to chase yield or by compromising credit quality to record higher yielding assets," Mr. Mohler stated.

"The ongoing consolidation of the banking industry continues to fuel our growth. Our market is essentially dominated by large out-of-state banks, some of which lack the knowledge and interest in the local community, especially the small to middle-market businesses to whom we are committed," Mr. Mohler added.

For the quarter ended June 30, 2003, the Company recorded a net loss of 1 cent per share, or $24,689 on 1,664,908 average shares outstanding. This is a substantial improvement from the year-ago quarterly loss of 26 cents per share, or $324,532 on 1,242,020 average shares outstanding. Strong second quarter loan growth resulted in a prudent increase in the provision for credit losses of $138,000. This had a direct impact on the bottom line for the quarter.


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Asset quality continued to be sound at quarter-end with a ratio of non-accruing assets to total assets of 0.18%. The loan loss reserve of $1.16 million at June 30, 2003 represented 1.29% of gross loans. There have been no loan charge-offs since the Company began business in 2000.

"This quarter marked another strong accomplishment for Bay National," Mr. Mohler added. "In May 2003, the Company completed the sale of an additional 620,690 shares of its common stock through a private offering to qualified investors. The net proceeds from the offering, approximately $4.5 million, will be used to strengthen our capital position and position us for the future. As a result of the success of the offering, stockholders' equity at June 30, 2003 was $11.8 million, up 48% from June 30, 2002. We are fortunate to have a strong and supportive shareholder base that continues to demonstrate their confidence and trust," Mr. Mohler concluded.

Bay National Corporation has two full-service banking offices--Northern Baltimore County and Salisbury, Maryland. It focuses on filling the void created by the persistent and unprecedented bank merger and acquisition activity. The Bank's niche is small to middle-market businesses, professional service firms, entrepreneurs and successful individuals. It offers a complete range of commercial, private, cash management, retail and mortgage banking services delivered with a high degree of respect and integrity.


The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding Bay National Corporation's anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values; as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.


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SELECTED UNAUDITED FINANCIAL DATA
AS OF JUNE 30, 2003 and 2002
(dollars in thousands, except per share data)


                                                                                        2003             2002
                                                                                        ----             ----
Total assets                                                                       $     123,175     $     63,222
Cash and due from banks                                                                      492              344
Federal funds sold and other overnight investments                                        30,659           10,429
Loans held for sale                                                                        1,905            1,555
Investment securities available for sale                                                   1,548              748
Other equity securities                                                                      444              356
Loans, net                                                                                86,937           48,696
Deposits                                                                                 109,359           54,560
Short-term borrowings                                                                      1,514              407
Stockholders' equity                                                                      11,828            7,987

Common shares outstanding                                                              1,862,710        1,242,020
Book value per share                                                               $        6.35     $       6.43
Ratio of interest earning assets to interest
     bearing liabilities                                                                  124.73  %        129.55%
Stockholders' equity as a percentage of assets                                              9.60%           12.63%

SELECTED UNAUDITED FINANCIAL RATIOS
FOR SIX MONTHS ENDED JUNE 30, 2003 and 2002

Weighted average yield/rate on:
                                                                                        2003             2002
                                                                                        ----             ----
Loans                                                                                   6.01  %          6.52%
Investments and interest bearing cash balances                                           .96  %          1.41%
Deposits and short-term borrowings                                                      2.41  %          2.97%
Net interest spread                                                                     2.86  %          2.62%
Net interest margin                                                                     3.34  %          3.34%
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SELECTED UNAUDITED OPERATIONAL DATA FOR THE PERIODS ENDED JUNE 30, 2003 and 2002
(dollars in thousands, except per share data)
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                                                     Three Months Ended                 Six Months Ended
                                                     --------------------------          ----------------
                                                           June 30                          June 30
                                                           -------                          -------

                                                        2003            2002           2003              2002
                                                        ----            ----           ----              ----
Interest income                                    $       1,401    $        787  $        2,570     $      1,443
Interest expense                                             499             293             940              581
Net interest income                                          902             494           1,630              862
Provision for credit losses                                  138             112             308              170
Net interest income after provision for credit               764             382           1,322              692
     losses
Non-interest income                                          267             153             465              297
Non-interest expenses                                      1,056             860           2,018            1,605
Loss before income taxes                                     (25)           (325)           (231  )          (616)
Income taxes                                                                                   -
                                                         -                -                                -
Net loss                                           $         (25)   $       (325) $         (231  )  $       (616)

PER COMMON SHARE
Basic and diluted net loss per share               $        (.01) $         (.26) $         (.16)    $       (.50)
Average shares outstanding (Basic and Diluted)         1,664,908       1,242,020       1,454,632        1,242,020

STOCK PRICE
     High                                          $       11.00    $       7.25  $        11.00     $       7.30
     Low                                           $        8.10    $       6.71  $         8.05     $       6.71
     Close                                         $        9.25    $       7.00  $         9.25     $       7.00


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